UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660-6429
(Address of Principal Executive Offices)	(Zip Code)

(949) 718-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS.

On August 1, 2008, the Board of Directors (the “Board”) of Nationwide Health Properties, Inc. (the “Company”) appointed Dr. Jeffrey L. Rush and Richard I. Gilchrist as directors. Dr. Rush will serve as one of the Company’s Class I directors, and Mr. Gilchrist will serve as one of the Company’s Class III directors.

Dr. Rush is Chairman of Pacific Medical Buildings LLC, a California limited liability company (“PMB”). The Company has entered into a Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Contribution Agreement”), with PMB and certain of its affiliates which provides for the Company to acquire up to 18 medical office buildings (“MOBs”) for $747.6 million, including the assumption of approximately $282.6 million of indebtedness. To date, the Company has acquired eight MOBs under the Contribution Agreement for $197.2 million, excluding acquisition related costs and including the assumption of $96.6 million of indebtedness.

In connection with the eight MOBs acquired under the Contribution Agreement, Dr. Rush and members of his immediate family received $30.5 million in cash and partnership units. The aggregate consideration for the remaining ten MOBs to be acquired pursuant to the Contribution Agreement is expected to be approximately $550.4 million, excluding acquisition related costs and including the assumption of approximately $186.0 million of indebtedness. Dr. Rush and members of his immediate family, collectively, have ownership interests in the remaining MOBs ranging from 11.6% to 51.9%. If all ten of the remaining MOBs are acquired, it is estimated that Dr. Rush and members of his immediate family would receive approximately $53.8 million in cash and/or partnership units.

Dr. Rush has been appointed to the Board pursuant to a provision in the Contribution Agreement which entitles PMB to designate a person to join the Board.

The Company has entered into an indemnity agreement with each of Dr. Rush and Mr. Gilchrist, which provides for the Company to indemnify him as a director of the Company for certain potential risks as specified in the agreement. The form of indemnity agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the appointments is included as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 1, 2008, the Board approved a Certificate of Correction to the Company’s charter. The Certificate of Correction makes two changes:

•

The word “share” was changed to “shares” in the first sentence of Article V, Section 2, so that the sentence now reads as follows: “The affirmative vote of the holders of not less than 90% of the outstanding shares of ‘voting stock’ (as hereinafter defined) of the corporation shall be required for the approval or authorization of any ‘Business Combination’ (as hereinafter defined) of the corporation with any ‘Related Person’ (as hereinafter defined).”

•

Article VI, Section 1 was revised to clarify that a 90% stockholder vote is necessary in order to effect any changes to the charter provisions relating to business combinations, a classified board and the 9.9% ownership limit (Sections 2, 3 and 4 of Article V). The words “or to adopt” were inserted immediately prior to the words, “any provisions inconsistent with.” The Section now reads as follows:

Section 1. Notwithstanding any of the provisions of these Articles or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the corporation) the affirmative vote of the holders of at least 90% of the “voting stock” of the corporation, voting together as a single class, shall be required to repeal or amend, or to adopt any provision inconsistent with, Section 2, Section 3 or Section 4 of Article V.

Also, on August 1, 2008, the Board approved a restatement of the Company’s charter. The Certificate of Correction and the Articles of Restatement are included as Exhibits 3.1 and 3.2 to this report, respectively, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Correction

3.2	Articles of Restatement

10.1	Form of Indemnity Agreement*

99.1	Press Release, dated August 4, 2008

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nationwide Health Properties, Inc. (Registrant)

Date: August 4, 2008	By:	/s/ Abdo H. Khoury
Abdo H. Khoury
Executive Vice President and Chief Financial and Portfolio Officer

Exhibit Index

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Correction

3.2	Articles of Restatement

10.1	Form of Indemnity Agreement*

99.1	Press Release, dated August 4, 2008

*	Management contract or compensatory plan or arrangement.